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Exhibit 5.2

November 26, 2014

Niska Gas Storage Partners LLC
Niska Gas Storage Canada ULC
Niska Gas Storage Canada Finance Corp.
170 Radnor Chester Road, Suite 150
Radnor, PA 19087 United States

Ladies and Gentlemen:

Re:
Exchange Offer of Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. in respect of an aggregate US $575,000,000 principal amount of the 6.50% Notes due 2019

        We have acted as Alberta, Ontario and British Columbia counsel to each of Niska Gas Storage Canada ULC ("Niska Canada"), Niska Gas Storage Canada Finance Corp. ("Canadian Finco" and together with Niska Canada, the "Issuers"), Niska Gas Storage Partners LLC, Niska Partners Coöperatief U.A, Niska Gas Storage Operations LLC, Niska Canada GP ULC ("Canadian GP"), AECO Gas Storage Partnership ("AECO"), EnerStream Agency Services Inc. ("EnerStream"), Access Gas Services (Ontario) Inc. ("ON Access Gas"), Access Gas Services Inc. ("BC Access Gas"), Niska Partners Management ULC ("Niska Partners"), Niska US GP LLC, Niska GS Holdings I, L.P., Niska Gas Storage US, LLC, Niska Gas Storage LLC, Wild Goose Storage, LLC, Niska Gas Transport Inc., Salt Plains Storage, LLC, Niska Gas Storage US Finance Corp., Starks Gas Storage L.L.C. and Coastal Bend Gas Storage LLC (collectively, the "Guarantors") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuers and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of US$575,000,000 aggregate principal amount of 6.50% Notes due 2019 (the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture dated as of March 17, 2014 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the "Trustee"). The Exchange Notes will be offered by the Issuers in exchange for US$575,000,000 aggregate principal amount of its outstanding 6.50% Notes due 2019.

        In this opinion letter, Niska Canada, Canadian Finco, Canadian GP, AECO, EnerStream, ON Access Gas, BC Access Gas and Niska Partners are collectively referred to as the "Canadian Parties" and individually as a "Canadian Party".

Scope of Review

        For the purpose of this opinion letter, we have examined the following documents:

  (a)
  an executed copy of the Registration Statement;

  (b)
  an executed copy of the Indenture (including the Guarantees set forth therein); and

  (c)
  the form of the Exchange Notes set forth in the Indenture.

        In addition, we have considered such questions of law, examined such other documents, and conducted such investigations as we have considered necessary to enable us to express the opinions set forth herein.

        As to various questions of fact material to our opinions that we have not verified independently, we have relied upon the following documents, copies of which have been provided to you:

  (a)
  certificates of status or good standing of recent date in respect of each of the Canadian Parties (other than AECO) issued pursuant to the Business Corporations Act (Alberta), the Business Corporations Act (Ontario) or the Business Corporations Act (British Columbia), as applicable, on which we have relied exclusively in giving the opinions expressed in paragraphs 1, 2 and 3 below;

  (b)
  a trade name/partnership search of recent date in respect of AECO issued under the authority of the Registrar of Corporations for Alberta pursuant to the Partnership Act (Alberta), on which we have relied in giving the opinion expressed in paragraph 4 below; and

  (c)
  a certificate of, inter alia, the Canadian Parties (including a certificate of the managing partner of AECO) of recent date containing, among other things, a copy of the articles and by-laws of each Canadian Party (other than AECO) and of the partnership agreement of AECO (the "AECO Partnership Agreement"), a copy of a resolution of the directors of each Canadian Party (other than AECO) and of the partners of AECO relating to the Registration Statement and Indenture, on which we have relied as to various matters of fact expressed therein.

Assumptions

        In providing the opinions expressed herein, we have assumed the following:

  (a)
  the genuineness of all signatures;

  (b)
  the authenticity of all documents submitted to us as originals, the completeness and conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies;

  (c)
  the due authorization, execution and delivery of the Indenture by all parties thereto other than the Canadian Parties;

  (d)
  the legal existence, power and capacity of all parties to the Indenture other than the Canadian Parties;

  (e)
  the legal capacity of all individuals;

  (f)
  the due execution and delivery of the Indenture by the Canadian Parties to the extent execution and delivery are matters not governed by Alberta Law, Ontario Law or BC Law (as defined below);

  (g)
  the indices and filing systems maintained at public offices that we have searched were accurate and complete on the dates of our searches;

  (h)
  no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Issuers or that affects any person or company (including the Issuers, the Purchasers or their affiliates) that engages in such a trade;

  (i)
  that all individuals who signed any of the documents we have examined had legal capacity at the time they signed such documents; and

  (j)
  that none of the documents examined by us have been amended or modified in any manner since the date they were submitted to us, whether by written or oral agreement, by conduct of the parties thereto, or otherwise.

Applicable Law

        We are solicitors qualified to practice law in Alberta, Ontario and British Columbia and we express no opinion as to any laws or any matters governed by any laws other than the laws of Alberta and the federal laws of Canada applicable in Alberta (collectively, "Alberta Law"), the laws of Ontario and the federal laws of Canada applicable in Ontario (collectively, "Ontario Law") and the laws of British Columbia and the federal laws of Canada applicable in British Columbia (collectively, "BC Law"). We have not made any investigation of the laws of any other jurisdiction and do not express or imply any opinion thereon.

Opinions

        Based upon and subject to the foregoing and subject to the qualifications below, we are of the opinion that:

  1.
  Each of Canadian Finco, Niska Canada, Canadian GP and Niska Partners is a valid and subsisting corporation under the laws of Alberta.

  2.
  Each of EnerStream and ON Access Gas is a corporation under the laws of Ontario.

  3.
  BC Access Gas is a valid and subsisting company under laws of British Columbia.

  4.
  AECO is validly subsisting as a general partnership under the laws of Alberta.

  5.
  The execution by each of the Issuers of the Registration Statement and the execution and delivery by each of the Issuers of the Indenture and the Exchange Notes and the performance by each of the Issuers of its respective obligations thereunder have been duly authorized by all necessary corporate action on the part of each of the Issuers. Each of the Issuers has, to the extent execution and delivery are matters governed by Alberta Law, duly executed the Registration Statement and the Indenture and duly delivered the Indenture.

  6.
  The execution by each of Niska Partners, BC Access Gas, ON Access Gas and EnerStream of the Registration Statement and the execution and delivery by each of Niska Partners, BC Access Gas, ON Access Gas and EnerStream of the Indenture and the performance by each of Niska Partners, BC Access Gas, ON Access Gas and EnerStream of its respective obligations under the Indenture and the Guarantees have been duly authorized by all necessary corporate action on the part of each of Niska Partners, BC Access Gas, ON Access Gas and EnerStream, respectively. Each of Niska Partners, BC Access Gas, ON Access Gas and EnerStream has, to the extent execution and delivery are matters governed by Alberta Law, Ontario Law or BC Law, duly executed the Registration Statement and the Indenture and duly delivered the Indenture.

  7.
  The execution by Niska Canada, on behalf of AECO, of the Registration Statement and the execution and delivery by Niska Canada, on behalf of AECO, of the Indenture and the performance by Niska Canada, on behalf of AECO, of AECO's obligations under the Indenture and the Guarantees have been duly authorized by all necessary corporate action on the part of Niska Canada and all action required by the AECO Partnership Agreement. Niska Canada, on behalf of AECO, has, to the extent execution and delivery are matters governed by Alberta Law, Ontario Law or BC Law, duly executed the Registration Statement and the Indenture and duly delivered the Indenture.

        This opinion letter relates solely to the transaction described above and may not be quoted or reproduced in whole or in part or otherwise referred to or used for any purpose without our prior written consent provided that this opinion letter may be filed by the Issuers with the Commission as an exhibit to the Registration Statement. We hereby consent to the inclusion of a reference to the name of our firm under the heading "Legal Matters" contained in the prospectus included in the Registration Statement.

Yours truly,

/s/ Bennett Jones LLP

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  Exhibit 5.2